EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), is entered into and effective as of this 16 day of October 2002, by and between LAURENCE S. LEVY ("Executive") and REGENCY AFFILIATES, INC. ("Company"), a Delaware corporation with its principal place of business in Jensen Beach, Florida.

                                    RECITALS

      WHEREAS, in order to acquire the Executive's knowledge, experience and abilities, the Company desires to employ the Executive as the President and Chief Executive Officer of the Company, and the Executive desires to be so employed, subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Executive agree as follows:

SECTION 1. EMPLOYMENT.

      (a) Position. Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive and Executive hereby accepts such employment for the provision of executive services on behalf of the Company as President and Chief Executive Officer. The term of employment ("Term") shall commence on the date hereof and shall terminate upon the earlier of (a) the date on which the Executive attains Retirement Age (as defined below) or (b) the date on which the employment of the Executive is terminated pursuant to Section 4 hereof. "Retirement Age" shall mean the date upon which Executive attains the age which constitutes the earliest mandatory retirement age then imposed by the Company, which shall not be less than sixty-five years of age; provided, that if no such retirement age is imposed by the Company, the term "Retirement Age" shall mean the date on which the Executive reaches seventy years of age.

      (b) Duties. Executive agrees to perform such services customary to such office as are reasonably required for the operations of the Company and such other services as shall from time to time be assigned to Executive by the Board of Directors of the Company (the "Board of Directors"). Executive shall devote such time and attention to the business and affairs of the Company during the Term as he shall determine to be necessary.

SECTION 2. COMPENSATION.

      (a) Base Salary. The Company shall pay to Executive during the term of this Agreement a base salary of no less than $150,000 per annum. The Board of Directors may increase such compensation at any time in its sole discretion. All compensation payments shall be subject to all applicable withholding.

      (b) Bonuses. At the sole discretion of the Board of Directors, the Company may pay to Executive an annual bonus based on Executive's performance as President and Chief Executive Officer of the Company.

      (c) Options. The Executive shall be granted options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.35 per share pursuant to such stock option plans as shall be established by the Board of Directors from time to time.

SECTION 3. BENEFITS

      In addition to the compensation specified in Section 2, the Company shall provide Executive with the following fringe benefits:

      (a) Executive Benefits. In addition to any other benefits provided in this
Section 3, Executive shall be entitled to those fringe benefits to which the Board of Directors shall determine to make available to senior executives of the Company from time to time.

      (b) Business Expenses. Upon presentation of appropriate documentation, the Company shall reimburse Executive for expenses reasonably incurred in the course of Executive's employment, in accordance with policies established by the Company.

      (c) Insurance. The Company shall provide such life, travel accident, health, major medical and long-term disability insurance for Executive and his family that is generally provided to other executives of the Company or as may be determined by the Board of Directors of the Company. In addition, the Company shall also provide Executive with insurance against liabilities in connection with his position as a director and/or officer of the Company.

SECTION 4. TERMINATION

      Executive's employment hereunder shall terminate as follows:

      (a) Termination Notice. Either party may terminate Executive's employment, with or without cause, upon thirty (30) days written notice to the other party ("Termination Notice"). Executive and the Company may agree that Executive may cease work after notice has been given but before the expiration of thirty (30) days in which case the effective date of the termination of Executive's employment shall be the date on which Executive ceases performing duties on behalf of the Company.

      (b) Death or Disability. Executive's employment shall terminate without notice upon Executive's date of death or disability as that term is defined herein. For purposes of this subsection, "disability" shall mean a period of six
(6) consecutive months or an aggregate of eight (8) months in any twelve (12) consecutive month period during which Executive is disabled from performing his duties and responsibilities hereunder by reason of any illness, accident, injury or other health or medical condition of any kind.

      (c) With Cause. The Company may, at any time and in its sole discretion, terminate Executive's employment for Cause (as defined below) by delivery to Executive of a Termination Notice specifying in reasonable detail the nature of such Cause, effective as of the date of such Termination Notice, provided, that such Termination Notice must be delivered to Executive within 30 days of the date on which the Company first obtained knowledge of the event or events forming the basis for such Cause. For purposes hereof, termination for "Cause" shall mean (i) a conviction of Executive, by a court of competent jurisdiction and after all appeal procedures


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

have been exhausted or have expired, of or a plea of guilty or nolo contendere by Executive to, any act which constitutes a felony in the jurisdiction involved; (ii) the commission of a material fraudulent act or practice by Executive involving the affairs of the Company; (iii) the continuing willful failure by Executive to follow the lawful directions of the Board of Directors (which directions are not inconsistent with this Agreement) (iv) the material breach by Executive of this Agreement; or (v) an act of gross neglect or gross or willful misconduct that relates to the affairs of the Company; provided, that if Executive shall receive a Termination Notice with respect to a termination for Cause pursuant to subsections (iii), (iv) or (v) hereof, the Executive shall have thirty (30) days following his receipt of such Termination Notice to cure the breach specified therein prior to his employment being terminated for Cause pursuant hereto.

      (d) Good Reason. Executive shall be entitled to terminate his employment with the Company for Good Reason (as defined below) by delivery to the Company of written notice thereof specifying the reason therefor, effective as of the date of written notice to the Company. For purposes hereof, "Good Reason" shall mean (i) a material breach by the Company of their obligations contained in this Agreement, (ii) if Executive's duties and responsibilities are materially reduced and a significant portion of his duties and responsibilities are assigned to one or more other employees of the Company, (iii) a material change in Executive's working conditions, or (iv) the occurrence of a "Change of Control", as defined below. The Executive's employment shall not be deemed to have been terminated for Good Reason until (A) Executive shall have delivered to the Company written notice setting forth his intention to terminate his employment hereunder for Good Reason pursuant to this Section 4(d), and (B) the Company shall have failed to cure any such breach during the ten (10) day period following the Company's receipt of such notice. As used herein, a "Change of Control" shall be deemed to occur upon (i) the sale by the Company of all or substantially all of its assets or a majority of its voting securities, in one or more transactions related or unrelated, to any person or (ii) the consolidation or merger of the Company with any person as a result of which the Company is not the surviving entity and with respect to which persons who were the shareholders thereof immediately prior to such consolidation or merger do not, immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company's then outstanding voting securities.

      (e) Without Cause. Except as set forth in subsections (b) and (c) above, the termination of Executive's employment by the Company shall constitute a termination without Cause.

SECTION 5. EFFECT OF TERMINATION; SEVERANCE BENEFITS

      (a) Termination Benefits For Termination Without Cause and For Good Reason. If the Company terminates the employment of Executive without Cause or if Executive terminates his employment for Good Reason:

      1. The Company shall pay Executive two (2) years annual base salary in a single lump sum payment payable promptly following the effective date of the termination of Executive's employment.


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

      2. Executive shall be entitled to continued comprehensive health and major medical insurance coverage, at the Company's cost, under the Company's group insurance plan for a period of six (6) months after the effective date of such termination of employment. Thereafter, to the extent eligible, Executive may continue such coverage, at his own cost, under COBRA.

      3. During the period that termination benefits are paid under this Agreement, Executive shall not be required to perform any duties for the Company or report to the Company offices.

      (b) No Benefits for With Cause Termination. Upon termination of this Agreement by the Company with Cause, under the provisions of Section 4(c), the Company shall not be obligated to pay to Executive any termination benefits and the Company's obligations hereunder shall terminate with the effective date of the termination of the Executive's employment. However, Executive's obligations and covenants under Section 6 shall continue in full force and effect and shall survive the termination of Executive's employment.

      (c) Termination Benefits Upon Death or Disability. Upon the termination of this Agreement by reason of Executive's death or disability under Section 4(b), the Company shall pay Executive's estate or representative three months base salary in a single lump sum payment promptly after the effective date of such termination.

SECTION 6. CONFIDENTIALITY

      While employed under this Agreement or at any time thereafter, Executive agrees that he will not, directly or indirectly (other than in the performance of the services under this Agreement), make or cause to be made any disclosure, copy or other non-authorized use by the Company of any confidential information pertaining to the Company or any of its affiliates acquired during the course of his employment by the Company, unless such information is or becomes otherwise generally available to the public. For purposes of this Agreement, the term "confidential information" means any business and financial information of any nature not generally known to the public at large regarding the business and operations of the Company or any of its affiliates.

SECTION 7. MISCELLANEOUS

      (a) Sole Agreement; Amendments. This Agreement constitutes the entire agreement of the parties, supersedes all prior agreements and understandings, and may be amended only by a written agreement executed by both of the parties hereto.

      (b) Notices. Any and all notices required to be given under this Agreement shall be given by, and be deemed given when, (i) delivered by personal delivery;
(ii) deposited in U.S. first-class mail, postage prepaid; or (iii) sent by telecopy with confirmation of receipt and by first class mail, postage prepaid, addressed as follows:


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

      If to the Company:   Regency Affiliates, Inc.
                           610 N.E. Jensen Beach Boulevard
                           Jensen Beach, Florida 34957
                           Attention:    Board of Directors
                           Facsimile No.:

      If to Executive:     Laurence S. Levy
                           c/o Hyde Park Holdings, Inc.
                           595 Madison Avenue, 35th Floor
                           New York, New York 10022

or such other address as a party may designate in writing to the other party.

      (c) Severability. The invalidity or unenforceability of any particular provision of this contract shall not affect its other provisions and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

      (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and assigns, administrators, executors, legatees, and representatives, including, without limitation, any corporation into which the Company may be merged or by which it may be acquired.

      (e) Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

      (f) Governing Law. This Agreement shall be construed and enforced under and in accordance with the internal laws of the State of Florida, without giving effect to conflicts of law principles.

      (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                         REGENCY AFFILIATES, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         ---------------------------------------
                                         Laurence S. Levy


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